Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

John Deere Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(1)	0.0001102	(3)
	Debt	Warrants to Purchase Debt Securities	Rule 457(o)	(1)	(2)	(1)	0.0001102	(3)
	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(1)	0.0001102	(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$36,000,000,000.00		$36,000,000,000.00	0.0001102	$3,967,200.00
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—
	Total Offering Amounts					$36,000,000,000.00		$3,967,200.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$454,300.00
	Net Fee Due							$3,512,900.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		—	—	—		—
Fees Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	John Deere Capital Corporation	S-3ASR	333-237579 (4)	April 6, 2020		$454,300.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(4)	$3,500,000,000.00
Fees Offset Sources	John Deere Capital Corporation	S-3ASR	333-237579 (4)		April 6, 2020						$454,300.00

(1) There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $36,000,000,000.00. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance of the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4) Pursuant to Rule 457(p) under the Securities Act, this registration statement includes $3,500,000,000 aggregate amount of unsold securities previously registered under the registrant’s Registration Statement on Form S-3ASR (File No. 333-237579) (the ‘‘Old Registration Statement’’), which was filed by the registrant on April 6, 2020 and declared effective upon filing. Pursuant to Rule 415(a)(5) under the Securities Act, the offering of the unsold securities under the Old Registration Statement terminated upon the date that was three years after the initial effective date of the registration statement, or April 6, 2023. Filing fees of $454,300.00 (calculated at the fee rate in effect on the filing date of the Old Registration Statement) previously paid by the registrant with respect to securities that were previously registered, but were not sold pursuant to the Old Registration Statement, are being applied to offset the total filing fee due with respect to this filing in accordance with Rule 457(p) under the Securities Act. A filing fee of $3,512,900.00 is being transmitted herewith, which covers the balance of the filing fee due for the securities registered under this registration statement.